INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 27 to Registration Statement No. 2-73969 of Panorama Series Fund, Inc. of our report dated January 23, 1998 appearing in the Annual Report which is incorporated by reference within the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.





/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP



Denver, Colorado
April 27, 1998




N1A\PANORAMA\FORMLTR.CON